UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

GOLD AMERICAN MINING CORP.
(f.k.a.)
SILVER AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10775 Double R Boulevard Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

775-996-8200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry Into a Material Definitive Agreement.

La Escondida Option Agreement

On August 4, 2010, Gold American Mining Corp. (the “Company”) entered into a definitive option agreement dated July 27, 2010 (“La Escondida Option Agreement”), with three individuals (collectively, the “Optionor”) with respect to the Company’s acquisition of an exclusive option (the “La Escondida Option”) to purchase an undivided 100% interest in those two certain mining concessions in Opodepe Municipality, Sonora State, Mexico, covering approximately 178 hectares (the “Property”).

To exercise the La Escondida Option, the Company must fulfill certain conditions on or before December 23, 2012 (the “Option Deadline”), namely, it must make cash payments to the Optionor in the aggregate amount of Seven Hundred and Sixty-Five Thousand Dollars ($765,000) in increasing increments beginning with a payment of $40,000 on the date of execution of the La Escondida Option Agreement through a final payment of $400,000 on or before the Option Deadline. Upon the Company’s fulfillment of the above-referenced payment conditions and exercise of the La Escondida Option, the Optionor will transfer an undivided 100% interest in the Property to the Company.

Should the earn-in be completed, the Optionor will retain a 1% NSR, which can be bought out in its entirety for $500,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.,
a Nevada corporation

Dated: August 9, 2010	By:	/s/ Johannes Petersen
Name: Johannes Petersen
Title: Chief Executive Officer